EXHIBIT 4

                                   AVNET, INC.

                        OFFICERS' CERTIFICATE PURSUANT TO
                  SECTION 301 OF THE INDENTURE IDENTIFIED BELOW


     The undersigned officers of Avnet, Inc. (the "Company"), acting pursuant to
Section 301 of the Indenture identified below and to the authorization contained in resolutions (the "Resolutions") of the Finance Committee of the Board of Directors of the Company (the "Committee") duly adopted on August 20, 1998, which resolutions are attached hereto as Annex A, do hereby certify that there was established in such resolutions of the Committee a series of the Company's debt securities having the terms hereinafter set forth and designated by the Committee as "6.45% Notes Due August 15, 2003" (the "Notes") to be issued under an indenture dated as of February 1, 1994 (the "Indenture"), between the Company and The First National Bank of Chicago, as trustee (the "Trustee"), which debt securities have been registered for sale with the Securities and Exchange Commission pursuant to a Registration Statement on Form S-3 (Registration No. 333-53691) under the Securities Act of 1933, as amended. The terms set forth below are qualified in their entirety by reference to the terms relating to the Notes that are contained in (i) the form of Note attached to the Resolutions as Exhibit A thereto and (ii) the Preliminary Prospectus Supplement dated August 17, 1998, constituting part of the abovementioned Registration Statement (the "Preliminary Prospectus Supplement"), all of which terms have been authorized, adopted and approved by the Committee. In the event of any conflict or discrepancy between the terms contained in this Officers' Certificate, or the Preliminary Prospectus Supplement, or both, and the terms contained in the form of Note, the terms contained in the form of Note shall control. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Indenture.

     It is contemplated that all of the Notes will be originally issued at one time.

     The terms of the Notes as authorized, adopted and approved by the Committee pursuant to Section 301 of the Indenture are as follows:

     1. Title of the Notes: 6.45% Notes Due August 15, 2003.

     2. Limit, if any, upon the aggregate principal amount of Notes which may be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes): $200,000,000.

     3. Date or dates on which the principal of the Notes is payable (maturity date): August 15, 2003.

     4. With respect to interest on the Notes.

          A. The rate thereof: The Notes will bear interest at a rate of 6.45% per annum.

          B. The date from which such interest shall accrue: Each Note will bear interest from August 25, 1998, or from the most recent Interest Payment Date to which interest on such Note or a predecessor Note has been paid or duly provided for.

          C. Interest Payment Dates: Interest on the Notes will be payable on the 15th day of each February and August beginning February 15, 1999.

          D. Regular Record Date for the interest payable on the Notes on any Interest Payment Date: The Regular Record Dates with respect to the Notes shall be the 1st day of each February and August, as the case may be, prior to each Interest Payment Date, whether or not such date shall be a Business Day.

     5. Place or places where, subject to the provisions of Section 1002 of the Indenture, the principal of and interest on the Notes shall be payable, and where Notes may be surrendered for registration of transfer or for exchange, and notices and demands to or upon the Company in respect of the Notes may be served: At the following office or agency of the Trustee: First Chicago Trust Company of New York, 14 Wall Street, 8th Floor, New York, New York 10005,
Attention: Corporate Trust Administration.

     6. Provisions for redemption of the Notes, in whole or in part, at the option of the Company: The Notes will not be redeemable or repayable prior to their Stated Maturity.

     7. Provisions for mandatory redemption or purchase of the Notes: The Company has no obligation to redeem or purchase the Notes pursuant to any sinking fund or analogous provisions or at the option of the Holders.

     8. Denominations in which Notes are issuable: The Notes are issuable only in book-entry form in denominations of $1,000 and integral multiples of $1,000.

     9. If other than the principal amount thereof, the portion of the principal amount of the Notes which shall be payable upon declaration of acceleration of the Stated Maturity pursuant to Section 502 of the Indenture: Not applicable.

     10. Paying Agent,  Transfer  Agent and Registrar with respect to the Notes:
The First National Bank of Chicago.

     11. Currency in which interest or principal is payable if other than U.S. currency: Not applicable.

     12. Currency in which interest or principal is payable at the election of the Company or any Holder thereof, if other than that in which the Notes are stated to be payable: Not applicable.

     13. Basis for determining the equivalent price in U.S. currency for voting rights purposes if the Notes are denominated in more than one currency: Not applicable.

     14. Manner in which principal and interest payments may be determined if according to an index, formula or other method: Not applicable.

     15. A. Whether the Notes are issuable as Registered Securities, Bearer Securities or both: Registered Securities only.

          B. Whether the Notes are to be issuable in temporary or permanent global form: All Notes will be represented by one or more fully registered permanent global securities as described in the Preliminary Prospectus Supplement under the caption "Description of the Notes -- Depository."
     Except as described in the last paragraph under the said caption, beneficial owners of interests in such global securities may not exchange such interests for any form of certificate evidencing Notes. In the event that such a right of exchange should arise, the manner of such exchange shall be as provided in Section 305 of the Indenture.

     16. The applicability of Section 403 of the Indenture (regarding discharge and defeasance of Notes) to the Notes: The Notes are subject to the defeasance and discharge provisions of Section 403 (including, without limitation, Section 403(c)(2)) of the Indenture.

     17. Any other terms of or provisions applicable to the Notes and the sale thereof:

          A. Form of Notes: The form of permanent global Note shall be substantially in the form of Exhibit A to the Resolutions.

          B. Form of Sale: The Company has engaged Merrill Lynch & Co. as underwriter for the purpose of selling the Notes in an underwritten public offering in the United States, all as more fully set forth in the Standard Underwriting Agreement Provisions attached to the Resolutions as Exhibit B thereto and the Pricing Agreement attached to the Resolutions as Exhibit C thereto.


          C. Issue price to the public of the Notes: 99.919% of principal amount.

          D. Underwriters' commission or discount as a percentage of the principal amount of Notes to be issued: 0.60 % of principal amount.

                            [Signature Page Follows]

     IN WITNESS WHEREOF the undersigned have executed this Officers' Certificate on behalf of the Company as of this 20th day of August, 1998.


                                            /s/Raymond Sadowski
                                            -------------------
                                            Raymond Sadowski
                                            Senior Vice President
                                              and Chief Financial Officer



(CORPORATE SEAL)

ATTEST:




/s/Arthur J. Levy                           /s/David R. Birk
-----------------                           ----------------
Name: Arthur J. Levy                        Name:  David R. Birk
Title: Assistant Secretary                  Title: Senior Vice President,
                                                 General Counsel and Secretary

                                     ANNEX A
                                     -------


                                   RESOLUTIONS
                          ADOPTED AT THE MEETING OF THE
                            FINANCE COMMITTEE OF THE
                              BOARD OF DIRECTORS OF
                                   AVNET, INC.
                             HELD ON AUGUST 20, 1998



     WHEREAS, at a meeting of the Board of Directors of Avnet, Inc. (the "Company") held on May 26, 1998, the Board authorized the issuance and sale by the Company from time to time of unsecured debt securities (the "Debt Securities") in an aggregate principal amount not to exceed $500,000,000;

     WHEREAS, at the aforementioned meeting, the Board of Directors also granted to the Finance Committee (the "Finance Committee") of the Board of Directors the power and authority to authorize and approve the terms and provisions of and other matters (including the appointment of trustees, agents and other fiduciaries) relating to any issuances and sales of any series of Debt Securities;

     WHEREAS, on May 27, 1998, the Company filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (Registration No. 333- 53691) (the "Registration Statement") to effect the registration under the Securities Act of 1933, as amended (the "Securities Act"), of Debt Securities having a maximum aggregate principal amount of $500,000,000;

     WHEREAS, on August 11, 1998, the Registration Statement became effective under the Securities Act and the Indenture described below relating to the Debt Securities was qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act");

     WHEREAS, the Registration Statement, at the time it became effective, included a Prospectus (the "Preliminary Prospectus") relating to Debt Securities having a maximum aggregate principal amount of $500,000,000; and

     WHEREAS, on August 17, 1998, a final form of the Prospectus and a preliminary Prospectus Supplement (the "Preliminary Prospectus Supplement") relating to $200,000,000 principal amount of Debt Securities to be offered as ____% Notes Due _________, 2003 of the Company was filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act and distributed to potential investors;

     NOW, THEREFORE, BE IT RESOLVED, that the actions taken by the officers and directors of the Company in (i) executing on behalf of the Company and filing with the Commission the Registration Statement (including the form of Prospectus contained therein), and (ii) preparing and distributing the abovementioned final Prospectus and Preliminary Prospectus Supplement, are hereby in all respects ratified, confirmed, approved and adopted; and further

     RESOLVED, that the proper officers of the Company are hereby authorized, empowered and directed to file with the Commission pursuant to Rule 424(b) under the Securities Act a final Prospectus Supplement substantially in the form of the Preliminary Prospectus Supplement, with such changes as the proper officers of the Company shall deem appropriate on the advice of counsel; and further

     RESOLVED, that the proper officers of the Company are hereby authorized, empowered and directed to prepare and execute on behalf of the Company and to file with the Commission any post-effective amendment to the Registration Statement (including an amended Prospectus or Prospectus Supplement) that may from time to time be required under the Securities Act or the rules and regulations promulgated thereunder, together with any and all exhibits thereto and other documents necessary or appropriate in connection therewith; and further

     RESOLVED, that the proper officers of the Company are hereby authorized, empowered and directed to prepare, execute, deliver and file on behalf of the Company such applications, undertakings, agreements, certificates, instruments and other documents and to do on behalf of the Company such other acts and things as they may from time to time determine are necessary or appropriate in order to comply with requirements of the Securities Act and the Trust Indenture Act and the respective rules and regulations promulgated thereunder which are applicable to the issuance and sale of the Debt Securities; and further

     RESOLVED, that there is hereby established an issue of Debt Securities of the Company to be designated as hereinafter provided, which Debt Securities shall be issued under the Indenture dated as of February 1, 1994 (the "Indenture") between the Company and The First National Bank of Chicago, as Trustee, and shall constitute general, unsecured and unsubordinated obligations of the Company (such Debt Securities being hereinafter referred to as the "Notes"); and further

     RESOLVED, that the designation and terms of the Notes shall be as set forth below and are adopted pursuant to Section 301 of the Indenture, and such designation and terms shall be deemed to constitute, and are hereby expressly made, a part of the Indenture (all capitalized terms used but not defined below shall have the same meanings as in the Indenture):

     1. Title of the Notes: 6.45% Notes Due August 15, 2003.

     2. Limit, if any, upon the aggregate principal amount of Notes which may be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes): $200,000,000.

     3. Date or dates on which the principal of the Notes is payable (maturity date): August 15, 2003.

     4. With respect to interest on the Notes.

          A. The rate thereof: The Notes will bear interest at a rate of 6.45% per annum.

          B. The date from which such interest shall accrue: Each Note will bear interest from August 25, 1998, or from the most recent Interest Payment Date to which interest on such Note or a predecessor Note has been paid or duly provided for.

          C. Interest Payment Dates: Interest on the Notes will be payable on the 15th day of each February and August beginning February 15, 1999.

          D. Regular Record Date for the interest payable on the Notes on any Interest Payment Date: The Regular Record Dates with respect to the Notes shall be the first day of each February and August, as the case may be, prior to each Interest Payment Date, whether or not such date shall be a Business Day.

     5. Place or places where, subject to the provisions of Section 1002 of the Indenture, the principal of and interest on the Notes shall be payable, and where Notes may be surrendered for registration of transfer or for exchange, and notices and demands to or upon the Company in respect of the Notes may be served: At the following office or agency of the Trustee: First Chicago Trust Company of New York, 14 Wall Street, 8th Floor, New York, New York 10005,
Attention: Corporate Trust Administration.

     6. Provisions for redemption of the Notes, in whole or in part, at the option of the Company: The Notes will not be redeemable or repayable prior to their Stated Maturity.

     7. Provisions for mandatory redemption or purchase of the Notes: The Company has no obligation to redeem or purchase the Notes pursuant to any sinking fund or analogous provisions or at the option of the Holders.

     8. Denominations in which Notes are issuable: The Notes are issuable only in book-entry form in denominations of $1,000 and integral multiples of $1,000.

     9. If other than the principal amount thereof, the portion of the principal amount of the Notes which shall be payable upon declaration of acceleration of the Stated Maturity pursuant to Section 502 of the Indenture: Not applicable.

     10. Paying Agent,  Transfer  Agent and Registrar with respect to the Notes:
The First National Bank of Chicago.

     11. Currency in which interest or principal is payable if other than U.S. currency: Not applicable.

     12. Currency in which interest or principal is payable at the election of the Company or any Holder thereof, if other than that in which the Notes are stated to be payable: Not applicable.

     13. Basis for determining the equivalent price in U.S. currency for voting rights purposes if the Notes are denominated in more than one currency: Not applicable.

     14. Manner in which principal and interest payments may be determined if according to an index, formula or other method: Not applicable.

     15. A. Whether the Notes are issuable as Registered Securities, Bearer Securities or both: Registered Securities only.

          B. Whether the Notes are to be issuable in temporary or permanent global form: All Notes will be represented by one or more fully registered permanent global securities as described in the Preliminary Prospectus Supplement under the caption "Description of the Notes -- Depository."
     Except as described in the last paragraph under the said caption, beneficial owners of interests in such global securities may not exchange such interests for any form of certificate evidencing Notes. In the event that such a right of exchange should arise, the manner of such exchange shall be as provided in Section 305 of the Indenture.

     16. The applicability of Section 403 of the Indenture (regarding discharge and defeasance of Notes) to the Notes: The Notes are subject to the defeasance and discharge provisions of Section 403 (including, without limitation, Section 403(c)(2)) of the Indenture.

     17. Any other terms of or provisions applicable to the Notes and the sale thereof:

          A. Form of Notes: The form of permanent global Note shall be substantially in the form presented to this meeting and attached hereto as Exhibit A.

          B. Form of Sale: The Company has engaged Merrill Lynch & Co. as underwriter for the purpose of selling the Notes in an underwritten public offering in the United States, all as more fully set forth in the Standard Underwriting Agreement Provisions presented to this meeting and attached hereto as Exhibit B and the Pricing Agreement presented to this meeting and attached hereto as Exhibit C.

          C. Issue price to the public of the Notes: 99.919% of principal amount.

          D. Underwriters' commission or discount as a percentage of the principal amount of Notes to be issued: 0.60% of principal amount; and further

     RESOLVED, that the Chairman of the Board, Chief Executive Officer or any Senior Vice President of the Company is hereby authorized, empowered and directed to execute the Notes on behalf of the Company under its corporate seal attested by the Secretary or an Assistant Secretary of the Company (it being understood that the signatures of any such officers, as well as the corporate seal of the Company, may be in facsimile), in substantially the form approved as hereinabove provided, with such changes therein as the officer executing the same shall approve (including, but not limited to, the insertion therein of the numbers, denominations, CUSIP number, numbers of registered holders and other pertinent information omitted from the form of the Notes attached hereto as Exhibit A), such approval to be conclusively evidenced by the signature of said officer thereon, and to deliver the Notes to the Trustee for authentication and further delivery to or upon the written order of the Company; and further

     RESOLVED, that the proper officers of the Company are hereby authorized, empowered and directed to cause the Company to perform the terms of the Notes and to consummate the transactions contemplated thereby, including, but not limited to, the payment by the Company of the principal of and interest on the Notes; and further

     RESOLVED, that the proper officers of the Company are hereby authorized, empowered and directed, for and on behalf of the Company, to execute and deliver such other agreements, certificates, instruments and documents and to do such other acts and things as they may from time to time determine are necessary or appropriate in order to effectuate the purposes of any of the foregoing resolutions; and further

     RESOLVED, that all acts and things done by any of the officers of the Company prior to the date hereof that are within the authority conferred by any of the foregoing resolutions are hereby ratified, confirmed, approved and adopted.

                                                                       EXHIBIT A

                                  FORM OF NOTE


     This Security is issued in global form and is registered in the name of The Depository Trust Company, a New York corporation (the "Depositary" or "DTC") or a nominee of the Depositary. This Security is not exchangeable for Securities registered in the name of a Person other than the Depositary or its nominee except in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in the limited circumstances described in the Indenture.

     Unless this certificate is presented by an authorized representative of DTC to Avnet, Inc. or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


                                   AVNET, INC
                              6.45% Notes due 2003

CUSIP No. 053807AE3
No. 1                                                               $200,000,000

     AVNET, INC., a corporation duly organized and existing under the laws of the State of New York (herein called the "Company," which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO. or registered assigns the principal sum of TWO HUNDRED MILLION DOLLARS on August 15, 2003, and to pay interest thereon from August 25, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on February 15 and August 15 in each year, commencing February 15, 1999, at the rate of 6.45% per annum until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be August 1 or February 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record

Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Payment of the principal of (and premium, if any) and interest on this Security will be made at the offices or agencies of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debt; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

     In the case where any Interest Payment Date or the maturity date of this Security does not fall on a Business Day, payment of interest or principal otherwise payable on such day need not be made on such day, but may be made on the next succeeding Business Day with the same form and effect as if made on such Interest Payment Date or the maturity date of this Security.

     Reference is hereby made to the further provisions of this Security set forth on the reverse side hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated: August      , 1998
       ------------------



                                            AVNET, INC.



                                            By__________________
                                              Name:
                                              Title:



Attest:



_________________________

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                                            THE FIRST NATIONAL BANK OF CHICAGO,
                                              as Trustee



                                            By:___________________________
                                               Authorized Officer

     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities") issued and to be issued in one or more series under an Indenture, dated as of February 1, 1994 (herein called the "Indenture"), between the Company and The First National Bank of Chicago, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be,  authenticated  and  delivered.  This  Security  is one of the series designated  on the  face  hereof,  limited  in  aggregate  principal  amount  to
$200,000,000. The Securities of this series are issuable as only Registered Securities, without coupons, in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of any authorized denominations, as requested by the Holder surrendering the same, upon surrender of the Security or Securities to be exchanged at any office or agency described below where Registered Securities of this series may be presented for registration of transfer.

     The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth therein.

     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series shall terminate.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding (with each series voting as a separate class in certain cases specified in the Indenture) on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notification of such consent or waiver is made upon this Security.

     As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of (and premium, if any) and interest on this Security on or after the respective due dates expressed herein.

     No reference herein to the Indenture and no provisions of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on such Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities of this series are issuable only in registered form, without coupons, in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                                                       EXHIBIT B



                                                                     August 1998





                                   AVNET, INC.

                                 DEBT SECURITIES



                   STANDARD UNDERWRITING AGREEMENT PROVISIONS
                   ------------------------------------------



     1. Introductory. Avnet, Inc., a New York corporation (the "Company"), proposes to issue and sell from time to time certain of its debt securities registered under the registration statement referred to in Section 3(a) ("Securities"). The Securities will be issued under an indenture, dated as of February 1, 1994 (such indenture as amended or supplemented is herein referred to as the "Indenture"), between the Company and The First National Bank of Chicago, as Trustee, in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms, with all such terms for any particular series of the Securities being determined at the time of sale. Particular series of the Securities will be sold pursuant to a Pricing Agreement referred to in Section 2, for resale in accordance with terms of offering determined at the time of sale.

     The firm or firms which agree to purchase the Securities are hereinafter referred to as the "Underwriters" of such Securities, and the representative or representatives of the Underwriters, if any, specified in a Pricing Agreement referred to in Section 2 are hereinafter referred to as the "Representatives"; provided, however, that if the Pricing Agreement does not specify any representative of the Underwriters, the term "Representatives," as used herein (other than in the second sentence of Section 2), shall mean the Underwriters.

     2. Purchase and Offering of Securities. The obligation of the Underwriters to purchase the Securities will be evidenced by an exchange of written communications ("Pricing Agreement") at the time the Company determines to sell the Securities. The Pricing Agreement will incorporate by reference these Standard Underwriting Agreement Provisions (these "Provisions"), except as otherwise provided therein, and will specify (1) the firm or firms which will be Underwriters, (2) the names of any Representatives, (3) the principal amount of Securities to be purchased by each Underwriter and the purchase price to be paid by the Underwriters, (4) the terms of the Securities not already specified in the Indenture, (5) the time and date on which delivery of the Securities will be made to the Representatives for the accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price in New York Clearing House funds (such time and date, or such other time and date not later than seven full business days thereafter as the Representatives and the Company agree to as to time and date for payment and delivery, being herein and in the Pricing Agreement referred to as the "Closing Date") and (6) the place of delivery and payment.

     The obligations of the Underwriters to purchase the Securities will be several and not joint. The Securities delivered to the Underwriters on the Closing Date will be in definitive fully registered form, in such denominations and registered in such names as the Representatives may request.

     Certificates for the Securities shall be registered in such names and in such denominations as the Representatives may request not less than two full business days in advance of the Closing Date.

     3. Representations and Warranties of the Company: The Company represents and warrants to each of the Underwriters as of the date of execution of any Pricing Agreement (the "Representation Date") and as of any Closing Date that:

          (a) the Company is permitted to use Form S-3 under the Securities Act of 1933, as amended (the "Act"), and has filed with the Securities and
     Exchange Commission (the "Commission") a registration statement on such Form, which has become effective, for the registration under the Act of the Securities. Such registration statement, as amended at the Representation Date, meets the requirements set forth in Rule 415(a)(1)(x) under the Act and complies in all other material respects with said Rule. Such registration statement, including the exhibits thereto, as amended at the Representation Date, is hereinafter called the "Registration Statement" and the prospectus included in the Registration Statement, as supplemented to reflect the terms of any series of the Securities and the plan of distribution thereof, in the form furnished to the Underwriters for use in connection with the offering of the Securities, is hereinafter called the "Prospectus." Any reference herein to the Registration Statement or the Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934 (the "Exchange Act") on or before the Representation Date or the date of the Prospectus, as the case may be, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to include the filing of any document under the Exchange Act after the Representation Date or the date of the Prospectus, as the case may be, deemed to be incorporated therein by reference;

          (b) (i) the Registration Statement, the Prospectus and the Indenture comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the Exchange Act and the respective rules thereunder, and (ii) neither the Registration Statement nor the Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing by or on behalf of any Underwriter through the Representatives to the Company expressly for use in the Registration Statement or the Prospectus;

          (c) all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid, non-assessable and free of statutory and contractual preemptive rights; the Company and each of its subsidiaries (the "Subsidiaries") have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, with full power and authority to own their respective properties and conduct their respective businesses as described in the Registration Statement and the Prospectus; the Company has full power and authority to execute and deliver the Pricing Agreement (including these Provisions) and the Indenture and to issue and sell the Securities as herein contemplated;

          (d) the Company and each of its Subsidiaries are duly qualified or licensed by, and are in good standing in, each jurisdiction in which they conduct their respective businesses and in which the failure, individually or in the aggregate, to be so licensed or qualified could have a material adverse effect on the operations, business or condition of the Company and its Subsidiaries taken as a whole, and with respect to the Company, the jurisdictions listed on Schedule A hereto constitute a complete list of such jurisdictions; and the Company and each of its Subsidiaries are in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions;

          (e) neither the Company nor any of its Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its respective charter or by-laws or in the performance or observance of any obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound, and the execution, delivery and performance of the Pricing Agreement (including these Provisions) and the Indenture, and the issuance of the Securities and consummation of the transactions contemplated hereby and thereby, will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), any provisions of the charter or by-laws of the Company or any of its Subsidiaries or under any provision of any material license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order specifically binding on the Company or any of its Subsidiaries;

          (f) the Indenture has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity;

          (g) the Securities have been duly authorized by the Company and when executed and delivered by the Company will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity;

          (h) the Pricing Agreement has been duly authorized, executed and delivered by the Company;

          (i) the Securities and the Indenture conform in all material respects to the description thereof contained in the Registration Statement and Prospectus;

          (j) no approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Securities as contemplated hereby other than registration of the Securities under the Act, qualification of the Indenture under the Trust Indenture Act and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Underwriters;

          (k) the accountants whose reports on the consolidated financial statements of the Company and its Subsidiaries are filed with the Commission as part of the Registration Statement and Prospectus are independent public accountants as required by the Act and the applicable published rules and regulations thereunder;

          (l) each of the Company and its Subsidiaries (i) has all necessary licenses, authorizations, consents and approvals which are material to its business, (ii) has made all filings required under any federal, state, local or foreign law, regulation or rule, the failure to make which would have a material adverse effect on the operations, business, prospects or financial condition of the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect"), and (iii) has obtained all necessary authorizations, consents and approvals from other persons which are material to its business; neither the Company nor any of its Subsidiaries is in violation of, or in default under, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of its Subsidiaries the effect of which violation or default, singly or in the aggregate, would have a Material Adverse Effect;

          (m) all legal or governmental proceedings, contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

          (n) there are no actions, suits or proceedings pending or threatened against the Company or any of its Subsidiaries or any of their respective properties, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which, singly or in the aggregate, have a reasonable likelihood of resulting in judgments, decrees or orders having a Material Adverse Effect;

          (o) the audited financial statements included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved;

          (p) subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as may be otherwise stated in the Registration Statement or Prospectus, there has not been (A) any material and unfavorable change, financial or otherwise, in the business, properties, prospects, regulatory environment, results of operations or condition (financial or otherwise), present or prospective, of the Company and its Subsidiaries taken as a whole, (B) any transaction, which is material and unfavorable to the Company and its Subsidiaries taken as a whole, contemplated or entered into by the Company or any of its Subsidiaries or (C) any obligation, contingent or otherwise, directly or indirectly, incurred by the Company or any of its Subsidiaries which is material and unfavorable to the Company and its Subsidiaries taken as a whole;

          (q) no Subsidiary is a "significant subsidiary" as that term is defined in Item 1-02(w) of Regulation S-X promulgated under the Act;

          (r) the Company and each of the Subsidiaries have filed all material federal and state income and franchise tax returns (or obtained extensions with respect to the filing of such returns) and have paid all taxes shown thereon as currently due, and the Company has no knowledge of any material tax deficiency which has been or might be asserted against the Company or any of the Subsidiaries; all material tax liabilities are adequately provided for on the books of the Company and each of the Subsidiaries;

          (s) the Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate material patents, patent rights, licenses, trademarks, inventions, service marks, trade names, copyrights and know-how (including trade secrets and other proprietary or confidential information, systems or procedures, whether patented or unpatented) (collectively, "intellectual property") necessary to conduct the business now or proposed to be operated by them as described in the Registration Statement and in the Prospectus, and neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any of such intellectual property which, if such assertion of infringement or conflict were sustained, would result, singly or in the aggregate, in any Material Adverse Effect;

          (t) neither the Company nor any agent acting on its behalf has taken or will take any action that might cause the Pricing Agreement or sale of the Securities to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date;

          (u) except as described in the Registration Statement and the Prospectus, (i) the operations of the Company and its Subsidiaries are in compliance in all material respects with all applicable environmental laws,
     (ii) the Company and its Subsidiaries have obtained all material environmental, health and safety permits, licenses and approvals necessary for its operation, all such permits, licenses and approvals are in effect and the Company and its Subsidiaries are in compliance in all material respects with the terms and conditions thereof, (iii) with respect to any property currently or formerly owned, leased or operated by the Company or any of its Subsidiaries, (a) neither the Company nor any such Subsidiary is subject to any judicial or administrative proceeding or any order from or agreement with any governmental authority (collectively, "Proceedings"), and (b) the Company does not have knowledge of any pending or threatened investigation by any governmental authority (collectively, "Investigations") relating to any violation or alleged violation of any environmental law, any release or threatened release of a hazardous material into the environment, or any remedial action that may be necessary in connection with any such violation or release, except for such Proceedings or Investigations which, whether individually or in the aggregate, could not be expected to have a Material Adverse Effect, (iv) neither the Company nor any such Subsidiary has filed any notice under any environmental law indicating past or present treatment, storage, disposal or release of a hazardous material into the environment in a manner that is not in compliance with, or which could result in liability under, applicable environmental laws, except where such non-compliance or liability, whether individually or in the aggregate, could not be expected to have a Material Adverse Effect, (v) neither the Company nor any such Subsidiary has received notice of a claim that it may be subject to liability (a "Notice") as a result of a release or threatened release of hazardous material, except for such Notice which, whether individually or in the aggregate, could not be expected to have a Material Adverse Effect, and (vi) there are no events, circumstances or conditions that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or materially affecting the Company or any of its subsidiaries relating to chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or petroleum products or any environmental law, and to the best of the Company's knowledge, there is no reasonable basis for any such order, action, suit or proceeding with respect to any environmental law which could be expected to have a Material Adverse Effect;

          (v) the Company is not an "investment company" or an affiliated person of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder; and

          (w) to the best knowledge of the Company, no labor problem exists with employees of the Company or any of its Subsidiaries or is imminent that could have a Material Adverse Effect.

     4. Certain Covenants of the Company: The Company hereby agrees:

          (a) to furnish such  information as may be reasonably  required by and otherwise to cooperate with, the Representatives in qualifying the Securities for offering and sale under the securities or blue sky laws of such states as the Representatives may designate (including the provisions of Florida blue sky law, if requested, relating to issuers doing business with Cuba) and to maintain such qualifications in effect as long as required for the distribution of the Securities, provided that the Company shall not be required to qualify as a foreign corporation or a dealer or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Securities) or to take any action which would or could subject the Company to taxation in any state where it is not now so subject; and to promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

          (b) to make available to the Representatives in New York City, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Act;

          (c) that the Company will use its best efforts to cause any amendment of the Registration Statement to become effective promptly. The Company will not file any amendment to the Registration Statement or amendment or supplement to the Prospectus relating to any series of the Securities to which the Underwriters of such series shall object in writing after a reasonable opportunity to review the same. Subject to the foregoing sentence, the Company will cause each Prospectus supplement relating to the Securities to be filed with the Commission pursuant to the applicable paragraph of Rule 424 within the time period prescribed and will provide evidence satisfactory to the Underwriters of such timely filing. The Company will promptly advise the Underwriters of any series of Securities
     (A) when any Prospectus supplement relating to such series shall have been filed with the Commission pursuant to Rule 424, (B) when, prior to termination of the offering of such series, any amendment to the Registration Statement shall have been filed with the Commission or become effective, (C) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (D) of the receipt by the Company of any notification of the issuance by the

     Commission of any stop order suspending the effectiveness of the Registration Statement or the use of any Prospectus or Prospectus supplement or, if the Company has knowledge, of the institution or threat of any proceeding for that purpose and (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or, if the Company has knowledge, of the initiation or threat of any proceeding for such purpose. The Company will make every reasonable effort to prevent the issuance of any such stop order or of any order suspending or preventing any such use and, if issued, to obtain as soon as possible the withdrawal thereof;

          (d) to furnish to the Representatives and, upon request, to each of the other Underwriters for a period of three years from the date of each Pricing Agreement (i) copies of any reports or other communications which the Company shall send to its shareholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, and (iii) such other information as the Representatives may reasonably request regarding the Company or its Subsidiaries;

          (e) to advise the Underwriters of a series of Securities promptly of the happening of any event known to the Company within the time during which a prospectus relating to such series is required to be delivered under the Act which, in the judgment of the Company, would require the making of any change in the Prospectus then being used, or in the information incorporated therein by reference, so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the Company's expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish to the Representatives a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

          (f) that, as soon as practicable after the date of each Pricing Agreement, the Company will make generally available to its Security holders an earnings statement that satisfies the provisions of Section 11(a) of the Act and Rule 158 under the Act;

          (g) to apply the net proceeds from the sale of the Securities in the manner set forth under the caption "Use of Proceeds" in the Prospectus;

          (h) to pay all expenses, fees and taxes (other than any transfer taxes and fees and disbursements of counsel for the Underwriters except as set forth under Section 5 hereof and (iii) and (iv) below) in connection with
     (i) the preparation and filing of the Registration Statement, each preliminary prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance, execution, authentication and delivery of the Securities, (iii) the printing of the Pricing Agreement (including these Provisions), an Agreement Among Underwriters, any dealer agreements, any Powers of Attorney, the Indenture and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the qualification of the Securities for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Securities on any securities exchange and any registration thereof under the Exchange Act, (vi) any fees payable to investment rating agencies with respect to the Securities, (vii) any filing for review of the public offering of the Securities by the National
     Association of Securities Dealers, Inc. (the "NASD"), and (viii) the performance of the Company's other obligations hereunder; and

          (i) that the Company will not, without the consent of the Representatives, offer or sell, or publicly announce its intention to offer or sell, (i) any debt securities pursuant to a public offering or (ii) any unsecured debt securities pursuant to a private placement which contemplates the purchasers of such debt securities receiving customary registration rights, in each case during the period beginning on the date of the Pricing Agreement and ending the 90th day following the date of the Pricing Agreement. The Company has not taken, and will not take, directly or indirectly, any action which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

     5. Reimbursement of Underwriters' Expenses: If the Securities of a series to which the attached Pricing Agreement relates are not delivered for any reason other than (a) a termination of the obligations of the several Underwriters in accordance with clause (a)(iii), (a)(iv) or (a)(v) of Section 9 hereof, or (b) a default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.

     6. Conditions of Underwriters' Obligations: The several obligations of the Underwriters to purchase and pay for the Securities are subject to the accuracy of the representations and warranties on the part of the Company herein on the Representation Date and at the Closing Date (including those contained in the Pricing Agreement), to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following conditions:

          (a) The Company shall furnish to the Representatives at the Closing Date an opinion of Carter, Ledyard & Milburn, counsel for the Company, or other counsel to the Company reasonably acceptable to the Representatives, addressed to the Underwriters and dated the Closing Date and in form satisfactory to counsel for the Underwriters, stating that:

               (i) the Pricing Agreement (which incorporates by reference all of these Provisions) has been duly authorized, executed and delivered by the Company;

               (ii) the Indenture has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except insofar as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity;

               (iii) the Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters, will be legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except insofar as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, and by general principles of equity;

               (iv) the  Securities  and the  Indenture  conform in all material
          respects  to  the  summary   descriptions  thereof  contained  in  the
          Registration Statement and Prospectus;

               (v) the Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial and statistical data contained or incorporated by reference therein and the Trustee's Statement of Eligibility on Form T-1, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act;

               (vi) the Registration Statement has become effective under the Act and, to the best of such counsel's knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act;

               (vii) no approval, authorization, consent or order of or filing with any United States Federal or New York State governmental or regulatory commission, board, body, authority or agency is required in connection with the issue or sale of the Securities by the Company as contemplated hereby, other than registration of the Securities under the Act and qualification of the Indenture under the Trust Indenture Act (except such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Underwriters);

               (viii) the Indenture has been duly qualified under the Trust Indenture Act.

          In addition,  such  counsel  shall state that it has  participated  in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters, at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel has not independently verified, is not passing upon and does not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as and to the extent stated in subparagraph (iv) above), no facts have come to the attention of such counsel, in the course of such participation, that causes it to believe that the Registration Statement, or any post-effective amendment thereto, as of the date it was declared effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto, at the date of such Prospectus or such supplement and at all times up to and including the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial and statistical data included in the Registration Statement or Prospectus or with respect to the Trustee's Statement of Eligibility on Form T-1).

          In rendering such opinion, counsel may state that such opinion is limited to United States Federal and New York law.

          (b) The Company shall furnish to the Representatives at the Closing Date an opinion of David R. Birk, Senior Vice President and General Counsel for the Company, or such other counsel to the Company reasonably acceptable to the Representatives, addressed to the Underwriters and dated the Closing Date and in form satisfactory to counsel for the Underwriters, stating that:

               (i) the Company is a corporation validly existing and in good standing under the laws of the State of New York, with full corporate power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus and to issue, sell and deliver the Securities as herein contemplated;

               (ii) the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid, non-assessable and free of statutory and contractual preemptive rights;

               (iii) each of the Subsidiaries organized in the United States of America is a corporation validly existing and in good standing under the laws of its respective jurisdiction of incorporation with full corporate power and authority to own its respective properties and to conduct its respective business (in rendering this opinion with respect to jurisdictions other than the State of New York, such counsel may state that he is relying exclusively on certificates and other documents of public officials of such jurisdictions);

               (iv) the Company is duly qualified to transact business as a foreign corporation in Arizona, California, Massachusetts, North Carolina and Texas (in rendering this opinion, such counsel may state that he is relying exclusively on certificates and other documents of public officials of such jurisdictions);

               (v) to the best of such counsel's knowledge, neither the Company nor any of its Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), any "material contract" (within the meaning of Item 601(b)(10) of Regulation S-K promulgated under the Exchange Act) to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or under any United States Federal or New York State law, regulation or rule, or under any decree, judgment or order applicable to the Company or any of its Subsidiaries;

               (vi) the execution, delivery and performance of the Pricing Agreement and the Indenture and the issuance of the Securities by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of or default under), any provisions of the charter or by-laws of the Company or any of its Subsidiaries or under any provision of any material license, indenture, mortgage, deed of trust, bank loan, credit agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or under any law, regulation or rule or any decree, judgment or order applicable to the Company or any of its Subsidiaries;

               (vii) to the best of such counsel's knowledge, there are no contracts, licenses, agreements, leases or documents of a character which are required to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus which have not been so filed, summarized or described;

               (viii) to the best of such counsel's knowledge, there are no actions, suits or proceedings pending or threatened against the Company or any of its Subsidiaries or any of their respective properties, at law or in equity or before or by any commission, board, body, authority or agency which are required to be described in the Prospectus but are not so described;

               (ix) the documents incorporated by reference in the Registration Statement and Prospectus, when they were filed (or, if an amendment with respect to any such document was filed when such amendment was filed), complied as to form in all material respects with the requirements of the Exchange Act and the rules thereunder (except as to the financial statements and schedules and other financial data contained or incorporated by reference therein as to which such counsel need express no opinion);

          (c) The Representatives shall have received from the Company's independent public accountants letters dated, respectively, as of the Representation Date and the Closing

     Date, and addressed to the Underwriters in the forms theretofore approved by the Representatives.

          (d) The Representatives shall have received at the Closing Date the favorable opinion of counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

          (e) Prior to the Closing Date (i) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

          (f) Between the Representation Date and the Closing Date, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and (ii) no transaction which is material and unfavorable to the Company shall have been entered into by the Company or any of its Subsidiaries.

          (g) The Company will, at the Closing Date, deliver to the Representatives a certificate of two of its executive officers to the effect that the representations and warranties of the Company set forth in
     Section 3 of this Agreement and the conditions set forth in subsections (e) and subsection (f) of this Section 6 have been met and are true and correct as of such date.

          (h) The Company shall have furnished to the Representatives such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the Closing Date as the Representatives may reasonably request.

          (i) The Company shall perform such of its obligations under these Provisions and the Pricing Agreement as are to be performed by the terms hereof and thereof at or before the Closing Date.

          (j) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened.

          (k) At the Closing Date, counsel for the Underwriters shall have been furnished with such information, certificates and documents as they may reasonably require for the purpose of enabling them to pass upon the issuance  and sale of the  Securities  as  contemplated  herein and related
     proceedings,   or  in  order  to  evidence  the  accuracy  of  any  of
     the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all opinions and certificates mentioned above or elsewhere in this Agreement shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

     7. Indemnification.

          (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of
     Section 15 of the Act or Section 20 of the Exchange Act as follows:

               (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) under the Act (the "Rule 430A Information") or Rule 434 under the Act (the "Rule 434 Information"), if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

               (iii) against any and all expense whatsoever, as incurred (including, subject to Section 7(c) hereof, the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
          (ii) above;

          provided, however, that the indemnity provided in this Section 7(a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) (the "Furnished Information"); and provided, further, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity provided in this
     Section 7(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Securities concerned to the extent that (i) any such loss, claim, damage, liability or expense of such Underwriter and its affiliates results from the fact that a copy of the final Prospectus (excluding documents incorporated by reference) was not sent or given to such person at or prior to the written confirmation of sale of such Securities as required by the Act, and (ii) the untrue statement or omission has been corrected in the final Prospectus.

          (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 7, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Furnished Information, which the Underwriters agree to identify by letter to the Company dated each Closing Date.

          (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request,
     (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and
     (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

     8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to the applicable Pricing Agreement, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering to the Securities pursuant to the applicable Pricing Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Securities (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the

Prospectus, or, if Rule 434 is used, the corresponding location on the term sheet, bear to the aggregate initial public offering price of such Securities as set forth on such cover.

     The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the number or aggregate principal amount, as the case may be, of Securities set forth opposite their respective names in the applicable Pricing Agreement, and not joint.

     9. Termination.

          (a) The Representatives may terminate the applicable Pricing Agreement, by notice to the Company, at any time at or prior to the Closing Date, if (i) there has been, since the Representation Date or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) any of the ratings accorded any of the Company's debt securities shall have been downgraded, or placed under surveillance or review, other than with positive implications, by any "nationally recognized statistical rating organization," as that term is defined by the Commission in Rule 15c3-1(c)(2)(vi)(F)(ii) under the Exchange Act, or (iii) there has occurred any material adverse change in the financial markets in the United States or, if the Securities are denominated or payable in, or indexed to, one or more foreign or composite currencies, in the applicable international financial markets, or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the
     Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iv) trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or trading generally on the New York Stock Exchange or the American Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (v) a banking moratorium has been declared by either Federal or New York authorities or, if the Securities include debt securities denominated or payable in, or indexed to, one or more foreign or composite currencies, by the relevant authorities in the related foreign country or countries.

          (b) If these Provisions or the applicable Pricing Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and provided further that Sections 3, 7, 8 and 9 shall survive such termination and remain in full force and effect.

     10. Notices: Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing and, if to the Underwriters, at their addresses furnished to the Company in the Pricing Agreement for the purpose of communications hereunder and, if to the Company, shall be sufficient in all respects if delivered or telefaxed to the Company at the offices of the Company at 2211 South 47th Street, Phoenix, Arizona 85034, Attention: Mr. Raymond Sadowski (fax no. (602) 643-7929).

     11. Construction: These Provisions and the Pricing Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in these

Provisions have been inserted as a matter of convenience of reference and are not a part of these Provisions.

     12. Parties at Interest: The agreements set forth herein and in the Pricing Agreement have been and are made solely for the benefit of the Underwriters and the Company and the controlling persons, directors and officers referred to in Sections 7 and 8 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of these Provisions or the Pricing Agreement.

                                   Schedule A
                                   ----------



         JURISDICTIONS IN WHICH AVNET, INC. IS INCORPORATED OR QUALIFIED



Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Florida, Georgia, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, Puerto Rico, Rhode Island, Tennessee, Texas, Utah, Washington, Wisconsin

                                   AVNET, INC.

                                 DEBT SECURITIES
                                PRICING AGREEMENT
                                -----------------


                                                                         , 199
Avnet, Inc.
2211 South 47th Street
Phoenix, Arizona  85034
Attention:

Ladies and Gentlemen:

     Referring to the Debt Securities of Avnet, Inc. (the "Company") covered by the Registration Statement on Form S-3 (No. 333-53691) (the "Registration Statement") filed by the Company, on the basis of the representations, warranties and agreements contained in this Agreement and in the Company's Standard Underwriting Agreement Provisions attached hereto (the "Standard Underwriting Agreement"), and subject to the terms and conditions set forth herein and therein, the Underwriters named on Schedule I hereto ("Underwriters") agree to purchase, severally and not jointly, and the Company agrees to sell to
the Underwriters, $          aggregate  principal amount of    %             Due
                the "Securities") in the respective principal amounts set forth opposite the names of the Underwriters on Schedule I hereto.

     The price at which the Securities shall be purchased from the Company by the Underwriters shall be % of the principal amount thereof [plus accrued
interest from             ,  199 ].  The Securities will be offered as set forth
in the Prospectus Supplement relating thereto.

The Securities will have the following terms:

Title:

Interest Rate:     % per annum

Interest Payment Dates:              and
                                            commencing            , 199

Maturity:

Other Provisions:          as set forth in the Prospectus Supplement relating to
                           the Securities



Closing:           A.M. on                 , 199 , at                         ,
                  in same day funds.

                  Name[s] and Address[es] of Representative[s]:











     The provisions contained in the Standard Underwriting Agreement Provisions, a copy of which has been filed as Exhibit 1 to the Registration Statement, are incorporated herein by reference.

     A global certificate representing all of the Securities will be made available for inspection at the office of ___________________, at least 24 hours prior to the Closing Date.



     We represent that we are authorized to act for the several Underwriters named in Schedule I hereto in connection with this financing and any action under this agreement by any of us will be binding upon all the Underwriters.



     This Pricing Agreement may be executed in one or more counterparts, all of which counterparts shall constitute one and the same instrument.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.



                                            Very truly yours,

                                            [NAMES OF REPRESENTATIVES]
                                            On behalf of themselves and
                                               as Representatives of the
                                               Several Underwriters





                                            By_____________________________
                                            Name:
                                            Title:





The foregoing Pricing Agreement
is hereby confirmed as of the
date first above written

AVNET, INC.


By__________________________
  Name:
  Title:

                                                                       EXHIBIT C






                                   AVNET, INC.

                                 DEBT SECURITIES
                                PRICING AGREEMENT
                                -----------------



                                                                 August 20, 1998

Avnet, Inc.
2211 South 47th Street
Phoenix, Arizona  85034

Attention:  David R. Birk

Ladies and Gentlemen:

     Referring to the Debt Securities of Avnet, Inc. (the "Company") covered by the Registration Statement on Form S-3 (No. 333-53691) (the "Registration Statement") filed by the Company, on the basis of the representations, warranties and agreements contained in this Agreement and in the Company's Standard Underwriting Agreement Provisions attached hereto (the "Standard Underwriting Agreement"), and subject to the terms and conditions set forth herein and therein, the Underwriters named on Schedule I hereto ("Underwriters") agree to purchase, severally and not jointly, and the Company agrees to sell to the Underwriters, $200,000,000 aggregate principal amount of 6.45% Notes Due 2003 (the "Securities") in the respective principal amounts set forth opposite the names of the Underwriters on Schedule I hereto.

     The price at which the Securities shall be purchased from the Company by the Underwriters shall be 99.319% of the principal amount thereof. The Securities will be offered as set forth in the Prospectus Supplement relating thereto.

The Securities will have the following terms:

Title: 6.45% Notes due August 15, 2003

Interest Rate: 6.45% per annum

Interest Payment Dates: The 15th day of each February and August commencing
     February 15, 1999

Maturity: August 15, 2003

Other Provisions: as set forth in the Prospectus Supplement relating to the Securities

Closing: 9:00 A.M. on August 25, 1998, at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004 in same day funds.

          Names and Addresses of Representatives:

          Merrill Lynch, Pierce, Fenner & Smith Incorporated
          NationsBanc Montgomery Securities LLC
          Chase Securities Inc.
          First Chicago Capital Markets, Inc.
          c/o Merrill Lynch & Co.
          World Financial Center
          North Tower
          New York, New York 10281

     The provisions contained in the Standard Underwriting Agreement Provisions, a copy of which has been filed as Exhibit 1 to the Registration Statement, are incorporated herein by reference.

     A global certificate representing all of the Securities will be made available for inspection at the office of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York, at least 24 hours prior to the Closing Date.

     We represent that we are authorized to act for the several Underwriters named in Schedule I hereto in connection with this financing and any action under this agreement by any of us will be binding upon all the Underwriters.

     This Pricing Agreement may be executed in one or more counterparts, all of which counterparts shall constitute one and the same instrument.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

                                            Very truly yours,

                                            MERRILL LYNCH, PIERCE, FENNER &
                                              SMITH INCORPORATED

                                            NATIONSBANC MONTGOMERY
                                              SECURITIES LLC

                                            CHASE SECURITIES INC.

                                            FIRST CHICAGO CAPITAL MARKETS,
                                              INC.

                                            On behalf of themselves and
                                             as Representatives of the
                                             Several Underwriters



                                            By: MERRILL LYNCH, PIERCE, FENNER &
                                                  SMITH INCORPORATED



                                            By: /s/ David Rosenberg
                                                -------------------
                                            Name: David Rosenberg
                                            Title: Vice President


The foregoing Pricing Agreement
is hereby confirmed as of the
date first above written

AVNET, INC.



By /s/ David R. Birk
--------------------
Name: David R. Birk
Title: Senior Vice President & General Counsel

                                   SCHEDULE I



Underwriter                                        Principal Amount of Notes
-----------                                        -------------------------

Merrill Lynch                                      $100,000,000
 Pierce, Fenner & Smith Incorporated

NationsBanc Montgomery                             $50,000,000
 Securities LLC

Chase Securities Inc.                              $25,000,000

First Chicago Capital Markets, Inc.                $25,000,000